UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2007

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
0-44697		06-1449146
(Commission File Number)		(IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2007, Republic Airways Holdings Inc. (the “Company”) entered into an amendment of its employment agreement with each of Bryan Bedford, Robert Cooper and Wayne Heller.

Bryan Bedford

A copy of the amendment to the employment agreement of Bryan Bedford, Chairman, President and Chief Executive Officer of the Company, is attached hereto as Exhibit 10.1. Pursuant to the amendment, Mr. Bedford’s employment with the Company shall be extended from July 1, 2007 to June 30, 2008 and he shall receive (i) an increase in base salary from $340,000 to $450,000 for the period from July 1, 2007 to June 30, 2008, (ii) an increase in the minimum annual bonus amount from $170,000 to at least $337,500 for the 2007 fiscal year and for 2008 on a pro rated basis for the term of the employment agreement and (iii) severance compensation on the same terms and conditions as provided in the employment agreement, except that the amount of such severance compensation shall equal the base salary which would have been paid to Mr. Bedford for the remainder of the term had he continued to be employed by the Company, but not less than the minimum annual bonus.

Robert Cooper

A copy of the amendment to the employment agreement of Robert Cooper, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, is attached hereto as Exhibit 10.2. Pursuant to the amendment, Mr. Cooper’s employment with the Company shall be extended from August 1, 2007 to July 31, 2008 and he shall receive (i) an increase in base salary from $175,000 to $225,000, (ii) an increase in the minimum annual bonus amount from $70,000 to $112,500 and (iii) severance compensation on the same terms and conditions as provided in the employment agreement, except that the amount of such severance compensation shall equal the base salary which would have been paid to Mr. Cooper for the remainder of the term had he continued to be employed by the Company.

Wayne Heller

A copy of the amendment to the employment agreement of Wayne Heller, Executive Vice President and Chief Operating Officer of the Company, is attached hereto as Exhibit 10.3. Pursuant to the amendment, Mr. Heller’s employment with the Company shall be extended from August 1, 2007 to July 31, 2008 and he shall receive (i) an increase in base salary from $170,000 to $225,000, (ii) an increase in the minimum annual bonus amount from $68,000 to $112,500 and (iii) severance compensation on the same terms and conditions as provided in the employment agreement, except that the amount of such severance compensation shall equal the base salary which would have been paid to Mr. Heller for the remainder of the term had he continued to be employed by the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment to Employment Agreement dated February 20, 2007 by and between the Company and Byran Bedford.
10.2	Amendment to Employment Agreement dated February 20, 2007 by and between the Company and Robert Cooper.
10.3	Amendment to Employment Agreement dated February 20, 2007 by and between the Company and Wayne Heller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

Date: February 26, 2007	By:	/s/ Robert H. Cooper
Name: Robert H. Cooper
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number                     Description

10.1	Amendment to Employment Agreement dated February 20, 2007 by and between the Company and Bryan Bedford.

10.2	Amendment to Employment Agreement dated February 20, 2007 by and between the Company and Robert Cooper.

10.3	Amendment to Employment Agreement dated February 20, 2007 by and between the Company and Wayne Heller.